UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 10, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, at the annual meeting of stockholders (the “Annual Meeting”) of Lazydays Holdings, Inc. (the “Company”) held on July 3, 2025, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (“common stock”) at a ratio of at least 1-for-2 and up to 1-for-30, as determined by the Company’s Board of Directors (the “Board”) in its discretion and publicly announced prior to the effectiveness of such reverse stock split, subject to the authority of the Board to abandon such amendment.

On July 10, 2025, the Company announced that it will effect a 1-for-30 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) effective at 5:00 p.m. Eastern time on July 7, 2025 (the “Effective Time”), and the common stock is expected to begin trading on a Reverse Stock Split adjusted basis on The Nasdaq Capital Market at market open on July 14, 2025 under the existing symbol “GORV” and the new CUSIP number 52110H209.

The Board has approved the 1-for-30 Reverse Stock Split ratio and the Company expects to file a certificate of amendment to its Restated Certificate of Incorporation to effect the Reverse Stock Split at the Effective Time.

The Reverse Stock Split is primarily intended to increase the per share market price of the common stock in order to meet the $1.00 per share minimum bid price required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2).

As a result of the Reverse Stock Split, every 30 shares of the common stock will be automatically combined into one new share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split. If the shares of common stock held by any holder of common stock immediately prior to the Effective Time are collectively reclassified pursuant to the Reverse Stock Split into a fractional number of shares of common stock, the Company will issue to such holder such fractions of a share of common stock as are necessary to round the number of shares of common stock held by such holder immediately following the Reverse Stock Split up to the nearest whole number of shares. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split effectively results in rounding up of fractional shares. After the Reverse Stock Split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The Reverse Stock Split will not affect the number of authorized shares or the par value of the Company’s capital stock. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise of the Company’s outstanding stock options and warrants, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan.

On July 10, 2025, the Company issued a press release announcing, among other things, the Board’s approval of the Reverse Stock Split at a ratio of 1-for-30. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 10, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

July 10, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Chief Executive Officer